Exhibit 99.1

World Fuel Services Corporation Announces Sale of Multi Service Payment Solutions Business

MIAMI--(BUSINESS WIRE)--July 30, 2020--World Fuel Services Corporation (NYSE: INT) today announced that it has signed a definitive agreement to sell its Multi Service payment solutions business to Corsair Capital, a New York based private equity firm specializing in business and financial services. Subject to certain closing adjustments, World Fuel Services will receive a total of approximately $350 million in cash consideration, consisting of approximately $275 million at closing and an additional deferred payment of $75 million, of which $50 million will be conditioned on Multi Service's achievement of certain financial targets through 2022.

The divestiture is part of World Fuel Services’ strategy to sharpen its portfolio of businesses and focus on activities that are core to its long-term growth. The sale represents an important step in advancing this strategy by monetizing the Multi Service payment solutions business at an attractive valuation. The closing of the transaction is subject to customary closing conditions, including regulatory approvals, and is expected to be completed in the next ninety days.

“Exiting this line of business will provide us with additional capital to build greater momentum in our core business activities,” stated Michael J. Kasbar, chairman and chief executive officer. “We thank all of our Multi Service colleagues worldwide for their commitment and contribution to World Fuel Services over the years and we wish them continued success in the future.”

“In the short-term, the proceeds from this transaction will enable us to pay down debt, thereby further improving our liquidity profile and enhancing our ability to invest in our core businesses,” stated Ira M. Birns, executive vice president and chief financial officer.

The transaction will result in a one-time after-tax gain of approximately $65 million, or $1.02 per diluted share.

Credit Suisse acted as financial advisor to World Fuel Services in the transaction and Cravath, Swaine & Moore LLP acted as legal advisor. Keefe, Bruyette & Woods, Inc. acted as capital markets advisor to Corsair Capital in the transaction and Simpson Thacher & Bartlett LLP and Chapman & Cutler LLP acted as legal advisors.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our strategy to focus on businesses that are core to our long-term growth and the effect of the sale on us and our core businesses, our expected use of the proceeds from the transaction and its resulting impact on our liquidity profile and ability to invest in our core businesses, as well as our expectations about the timing for closing, the ultimate sale price and the after-tax gain on the transaction.

These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: ours and the purchaser’s ability to obtain required consents and regulatory approvals as well as satisfy closing conditions, our ability to effectively utilize the proceeds from the sale and derive the expected benefits, the ultimate impact of any investment of the proceeds on our core businesses, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as the North Atlantic Treaty Organization, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, adverse conditions in the markets or industries in which we or our customers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to manage the changes in supply and other market dynamics in the regions where we operate, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to successfully implement our growth strategy, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

Contacts

Ira M. Birns, Executive Vice President &
Chief Financial Officer

Glenn Klevitz
Vice President, Treasurer & Investor Relations

305-428-8000